UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Connexa Sports Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41423	61-1789640
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

74 E. Glenwood Ave. # 320

Smyrna, DE 19977

(Address of principal executive offices)

(443) 407-7564

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	YYAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2025, Connexa Sports Technologies Inc. (Nasdaq: YYAI), a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Investors”), providing for the private placement (“Private Placement”) of 20,000,000 units (“Unit”), each unit consisting of one (1) share of common stock, par value $0.001 per share (the “Common Stock”) and two warrants (“Warrants,” and the shares of Common Stock underlying the Warrants, the “Warrant Shares”), both of such Warrants with identical terms. Each Unit were offered at a price of $0.23 per Unit and each Warrant has a five-year exercise period, with an exercise price of $0.89 (“Exercise Price”). The total gross proceeds from the Private Placement without taking into account any exercise of the Warrants will be $4,600,000. The Private Placement was conducted in reliance on Section 4(a)(2) of, and/or Rule 506(b) of Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended, and pursuant to the terms of the Securities Purchase Agreement, the form of which is filed herein as Exhibit 10.1. The Exercise Price is subject to adjustment pursuant to the terms of the Warrants, the form of which is appended to the Securities Purchase Agreement, upon the occurrence of: the Company’s Common Stock reverse and forward splits, payment of dividends in Common Stock, and reclassification of Common Stock into any shares of the Company’s capital stock. If at the time of exercise of the Warrants there is no effective registration statement registering the Warrants or the Warrant Shares, or the prospectus for the registration statement is not available for the resale of the Warrant Shares by the investor holding the Warrants, then each Warrant may be exercised, in whole or in part, at such time by means of a “cashless exercise.”

Closing of the Private Placement and issue of the Common Stock and Warrants will be conditional upon satisfaction of all Nasdaq listing rules, including the obtaining of shareholder approval, and the filing of a Schedule 14C information statement and all required time periods being complied with. The Securities Purchase Agreement may be terminated by the Company with written notice if the closing of the Private Placement has not been consummated on or before December 31, 2025.

The foregoing descriptions of the Securities Purchase Agreement and the Warrants do not purport to be complete and is qualified in its entirety by the full text of the Securities Purchase Agreement and the form of the Warrants filed in this Current Report on Form 8-K as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Securities Purchase Agreement dated June 30, 2025 between the Company and the Investors party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Connexa Sports Technologies Inc.

Dated: July 2, 2025	By:	/s/ Guibao Ji
	Name:	Guibao Ji
	Title:	Chief Financial Officer